Exhibit 5.1

November 6, 2014

CBS Corporation
CBS Operations Inc.
51 West 52nd Street
New York, NY 10019

CBS Corporation
CBS Operations Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, Deputy General Counsel and Secretary of CBS Corporation, a Delaware corporation (the “Company”), and Senior Vice President and Secretary of CBS Operations Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”).  This opinion is being furnished in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:  (i) senior debt securities of the Company to be issued under an Amended and Restated Indenture dated as of November 3, 2008, among the Company, the Guarantor, and The Bank of New York Mellon, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of April 5, 2010, among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Senior Trustee”) (as supplemented and amended, the “Senior Indenture”); (ii) subordinated debt securities of the Company (together with the senior debt securities of the Company, the “Debt Securities”) to be issued under an Indenture (the “Subordinated Indenture”) among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Subordinated Trustee”); (iii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iv) shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), including Common Stock as may from time to time be issued upon conversion of Debt Securities or Preferred Stock; (v) warrants to purchase any of the Debt Securities, shares of Preferred Stock or shares of Common Stock (the “Warrants”); and (vi) guarantees by the Guarantor, as may be issued in connection with the Debt Securities or Preferred Stock (the “Guarantees”) (the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees are collectively referred to herein as the “Securities”).

I, or members of my legal department, have examined the originals, or copies certified to my satisfaction, of such corporate records of the Company and the Guarantor, as applicable, certificates of public officials and officers of the Company and the Guarantor, as applicable, and such other agreements, instruments and documents as I have deemed necessary as a basis for the opinions hereinafter expressed, including (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) resolutions adopted by the board of directors of the Company on October 1, 2014; (d) the Certificate of Incorporation of the Guarantor, as amended; (e) the Bylaws of the Guarantor, as amended; (f) resolutions adopted by the board of directors of the Guarantor on October 27, 2014; (g) the Registration Statement; (h) the Senior Indenture to be filed as an exhibit to the Registration Statement; and (i) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement.  As to questions of fact material to the opinions rendered herein, I have, when relevant facts were not independently established by me or members of my legal department, relied upon certificates or other evidence satisfactory to me of the Company and the Guarantor, as applicable, or their respective officers or public officials.  In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents, the conformity to original or certified documents of all documents submitted to me as copies and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

I am a member of the bar of the State of New York, and the opinions expressed below are limited to matters controlled by the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States as they are in force as of the date hereof.

Based on the foregoing, and having regard for such legal considerations as I deem relevant, subject to the assumptions, qualifications and limitations set forth in this opinion, I am of the opinion that:

(1)           with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) with respect to the subordinated debt securities only, the Subordinated Indenture has been duly executed and delivered by the Company and the Guarantor to the Subordinated Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities and the terms of the offering thereof, and (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2)           with respect to Guarantees to be issued under the Senior Indenture or the Subordinated Indenture, as applicable, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) with respect to the subordinated debt securities only, the Subordinated Indenture has been duly executed and delivered by the Company and the Guarantor to the Subordinated Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Company Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities supported by the Guarantees and the terms of the offering thereof, (F) the Board of Directors of the Guarantor, a duly constituted and acting committee thereof or any officers of the Guarantor delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Guarantor Board”) has taken all necessary corporate action to approve the issuance and terms of such Guarantees and the terms of the offering thereof, and (G) the Debt Securities supported by the Guarantees have been duly executed, authenticated, issued, and delivered, and the Guarantees have been duly executed, issued and delivered, in each case in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board and the Guarantor Board upon payment of the consideration therefor provided for therein, then such Guarantees will be validly issued and will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)           with respect to shares of Preferred Stock, when (A) the Company Board has taken all necessary corporate action to approve the issuance of and the terms of (i) if applicable, any Security convertible or exchangeable into the particular series of Preferred Stock and (ii) the particular series of Preferred Stock, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate of Designation”) and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of Delaware and (C) shares of Preferred Stock or certificates representing such shares of Preferred Stock have been duly executed, countersigned and registered, as applicable, and issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(4)           with respect to Guarantees related to Preferred Stock, when (A) the Company Board has taken all necessary corporate action to approve the issuance of and the terms of (i) if applicable, any Security convertible or exchangeable into the particular series of Preferred Stock and (ii) the particular series of Preferred Stock supported by the Guarantees, including the adoption of a Certificate of Designation and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of Delaware, (C) the Guarantor Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees and the terms of the offering thereof and (D) the shares of Preferred Stock supported by the Guarantees or certificates representing such shares of Preferred Stock have been duly executed, countersigned and registered, as applicable, and issued and delivered, and the Guarantees have been duly executed, issued and delivered, in each case either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board and the Guarantor Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board (which consideration is not less than the par value of the Preferred Stock), then such Guarantees will be validly issued and will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(5)           with respect to shares of Common Stock, when (A) the Company Board has taken all necessary corporate action to approve the issuance of and the terms of (i) if applicable, any Security convertible or exchangeable into the applicable shares of Common Stock and (ii) the applicable shares of Common Stock and (B) such shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board or such officers upon payment of the consideration therefor (which consideration is not less than the par value of such Common Stock) provided for therein or (ii) upon conversion or exercise of any Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board (which consideration is not less than the par value of the applicable Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable; and

(6)           with respect to the Warrants, when (A) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants and the terms of the offering thereof, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Guarantor, if applicable, the warrant agent appointed by the Company and each other party thereto, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered, as applicable, and issued and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board or such officers upon payment of the consideration therefor provided for therein, then such Warrants will be validly issued and will constitute valid and binding obligations of the Company, and of the Guarantor, if applicable, enforceable against the Company, and the Guarantor, if applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

The foregoing opinions assume that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company and the Guarantor, if applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company and the Guarantor, if applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantor, if applicable; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the Guarantor, if applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

This opinion letter is predicated upon and is limited by the matters set forth herein and is further subject to the qualifications, exceptions, assumptions and limitations set forth below:

A.	The opinions set forth herein are limited to those expressly stated and no other opinions should be implied.

B.
Unless otherwise specifically indicated, the opinions set forth herein are as of the date of this opinion letter and I assume no obligation to update or supplement the opinions set forth herein to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ANGELINE C. STRAKA